Exhibit 4.1
RESTATED ARTICLES OF INCORPORATION
CINTAS CORPORATION
     The undersigned, being an officer of Cintas Corporation, a corporation organized under the laws of the State of Washington (the “Corporation”), does hereby certify that the following Restated Articles of Incorporation of Cintas Corporation correctly set forth without change the provisions of the Articles of Incorporation as theretofore amended and that the Restated Articles of Incorporation supersede the original Articles of incorporation and all amendments thereto:
     FIRST. The name of the Corporation shall be Cintas Corporation.
     SECOND. The address of the initial registered office of the Corporation in Washington shall be 1218 Third Avenue, Seattle, Washington 98101 and its initial registered agent at such address shall be CT Corporation System.
     THIRD. The period of duration of the Corporation shall be perpetual.
     FOURTH. The purposes for which the Corporation is organized shall be to design, manufacture, rent and distribute uniforms and to transact any or all lawful business for which corporations may be incorporated under laws of Washington.
     FIFTH. The maximum number of shares which the Corporation is authorized to have outstanding is:
          A. 30,000,000 shares of Common Stock, without par value and
          B. 100,000 shares of Preferred Stock, without par value.
     The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.
     The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the Corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the rights and preferences of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.
     The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the Corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.
     The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the Corporation to the extent legally permissible.
     In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the Corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.
     Shares of Preferred Stock may be convertible to Common Stock of the Corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.
     Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.
     SIXTH. No holder of any shares of this Corporation shall have any pre-emptive rights to subscribe for or to purchase any shares of this Corporation of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertained any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.
     SEVENTH. No holder of any shares of this Corporation shall have the right to cumulate votes in the election of directors or on any other matter voted upon by shareholders.
     EIGHTH. This Corporation elects not to be covered by the provisions of Section 23A.08.425 of the Washington Business Corporation Act concerning transactions with interested shareholders whether or not this Corporation may at any time have three hundred or more holders of record of its shares.
     NINTH. The right of shareholders to call special meetings of the shareholders of this corporation shall be limited and reserved to the holders of 50% or more of the shares of all classes of this Corporation outstanding and entitled to vote at any such meeting.
     TENTH. The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of this Corporation, subject to the power of the shareholders to amend or repeal such By-Laws. The shareholders shall also have the power to amend or repeal the By-Laws of this

Corporation and to adopt new By-Laws.
     ELEVENTH. This Corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this Corporation are granted subject to this reservation.
     TWELFTH. The initial Board of Directors consists of three persons. The directors constituting the initial Board of Directors and the addresses of such persons are as follows:

Name	Address
Richard T. Farmer	Cintas Corporation 11255 Reed Hartman Highway Cincinnati, Ohio 45241

Robert J. Kohlehepp	Cintas Corporation 11255 Reed Hartman Highway Cincinnati, Ohio 45241

Donald P. Klekamp	One East Fourth Street Cincinnati, Ohio 45202
     THIRTEENTH. The name and address of the incorporator is Gary P. Kreider, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202.
     FOURTEENTH. BUSINESS COMBINATIONS
     A. Voting Requirements for Business Combinations
     In addition to any affirmative vote required by law or the Articles, no Business Combination may be effected with an Interested Shareholder for a period of five years following the date that such shareholder became an Interested Shareholder, unless approved by the affirmative vote of the holders of outstanding voting securities of the Corporation entitled to exercise two-thirds of the combined voting power of the Corporation and by the affirmative vote of two-thirds of the voting securities beneficially owned by Disinterested Shareholders.
     B. Fair Price Requirement
     Within 25 days after a corporation, person or other entity becomes an Interested Shareholder, such Interested Shareholder shall give written notice to each holder of voting securities or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities of the Corporation stating that it is an Interested Shareholder and that such holder may sell any of the above-mentioned securities to the Interested Shareholder for cash at the price, as determined below. Within 25 days after a holder receives the above notice, the holder may send written demand to the Interested Shareholder stating the number, class and identifying number of the securities to be sold to the Interested Shareholder. Within 10 days after the holder sends written demand, the Interested Shareholder must purchase the securities identified in the written demand. Upon expiration of the 10 day purchase period, any holder of securities entitled to written notice under this section may institute an action or proceeding in any court of law or equity to enforce his or her rights under this section.
1. The price for all securities to be purchased by an Interested Shareholder shall be the higher of (a) the highest price paid per security by the Interested Shareholder for the voting securities at any time plus an increment representing any value, including, without limitation, any proportion of any value payable for acquisition of control of the Corporation, that may not be reflected in such price or (b) the highest price per security of the voting securities traded on the securities markets in which the Corporation’s securities are traded during the 45 day period commencing 30 days prior to the date such Interested Shareholder became an Interested Shareholder.
2. For purposes of determining the price, all convertible or exchangeable securities shall be deemed to be converted or exchanged and all options, warrants and rights shall be treated as being exercised. That portion of the price equal to the exercise price for options, warrants and rights shall be paid to the Corporation and the balance to the holders thereof.
3. If an Interested Shareholder does not send notice or purchase securities as required by this section, the Corporation, at its option, may assume the obligations of the Interested Shareholders.
4. Regardless of anything contained in this subsection, in the event any court of law or equity declares an Interested Shareholder’s duty to purchase securities under this section unenforceable, the Corporation shall purchase such securities for cash at the price determined by the application of subsection (1) above.
     C. Definitions
     For the purposes of this Article, certain terms are defined as follows:
1. “Business Combination” means:
1.1. Any merger or consolidation of the Corporation or any direct or indirect subsidiary, partnership, trust or other business entity of the Corporation with or into an Interested Shareholder or subsidiary, Affiliate or Associate of an Interested Shareholder, or any other corporation, person or other entity if the merger or consolidation is caused by an Interested Shareholder; or
1.2. Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, whether in one transaction or a series of transactions, to or with an Interested Shareholder or subsidiary, Affiliate or Associate of an Interested Shareholder, of assets of the Corporation or any direct or indirect subsidiary, partnership, trust or other business entity of the Corporation, which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or
1.3. Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, whether in one transaction or a series of transactions, to the Corporation or any subsidiary, partnership, trust or other business entity of the Corporation of any assets in exchange for voting securities or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities, of the Corporation or any subsidiaries of the Corporation by an Interested Shareholder or subsidiary, Affiliate or Associate of an Interested Shareholder; or
1.4. Any reclassification of securities of the Corporation, recapitalization or other transaction which has the effect, directly or indirectly, of increasing the voting power of an Interested Shareholder or a subsidiary, Affiliate or Associate of an Interested Shareholder; or
1.5. Any receipt by an Interested Shareholder or a subsidiary Affiliate or Associate of an Interested Shareholder, except proportionately as a shareholder, of the benefit, directly or indirectly of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the Corporation or any direct or indirect subsidiary, partnership, trust or other business entity of the Corporation, except proportionately as a shareholder; or
1.6. Any action by an Interested Shareholder which results in the termination of the Corporation’s existence as a corporation formed under the Washington Business Corporation Act; or
1.7. The adoption of any plan or proposal for the partial or complete liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder.
          2. “Interested Shareholder” means any corporation, person or other entity which is the beneficial owner, directly or indirectly, of outstanding voting securities of the Corporation representing 15% or more of the votes then entitled to be voted in the election of the Directors of the Corporation; provided, however, that the term “Interested Shareholder” shall not include any corporation, person, or entity who (a) was an Interested Shareholder as of the effective date of this Article FOURTEENTH or (b) acquired said securities from a person described in (a) above by gift, inheritance or in a transaction in which no consideration was exchanged.
     Any corporation, person or other entity will be deemed to be the beneficial owner of any voting securities:
(a)	Which it owns directly, whether or not of record; and

(b)	Which it (i) has the right to acquire, whether such right is exercisable immediately or after the passage of time and whether or not such right is exercisable only after specified conditions are met, pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise or (ii) has the right to vote pursuant to any agreement or arrangement or understanding; and

(c)	Which are beneficially owned, directly or indirectly, including securities deemed to be owned through application of clause (b) above, by an “Affiliate” or “Associate”; and

(d)	Which are beneficially owned, directly or indirectly, including securities deemed owned through application of clause (b) above, by any other corporation, person or other entity with which the Interested Shareholder or any of its Affiliates or Associates, has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of voting securities of the Corporation.
          3. An “Affiliate” or a corporation, person or other entity “affiliated” with a specified corporation, person or other entity means a corporation, person or other entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the corporation, person or other entity specified. The term “Associate”, when used to indicate a relationship with any corporation, person or other entity means (a) any corporation or organization other than the Corporation or subsidiaries of the Corporation, of which such corporation, person or other entity is an officer or partner or is, directly or indirectly, the beneficial owner of Ten Percent (10%) or more of any class of voting securities, (b) any trust or other estate in which such corporation, person or other entity has a substantial beneficial interest or as to which such corporation, person or other entity served as trustee or in similar fiduciary capacity and (c) any relative or spouse of such person, or relative of such spouse, who has the same home of such person or who was a director or officer of the corporation or organization or any of its parents or subsidiaries.
          4. “Disinterested Director” means any member of the Board of Directors who is not an Interested Shareholder, Affiliate or Associate of an Interested Shareholder or any of their Affiliates or Associates.
          5. “Disinterested Shareholder” means the owner of voting securities other than those beneficially owned by an Interested Shareholder.
     D. Director Approval
          1. The provisions of Section A of this Article shall not be applicable if the Business Combination shall have been approved by a majority of the Disinterested Directors prior to the consummation of such Business Combination.
          2. The provisions of Section B of this Article shall not be applicable if the transaction or series of transactions by which a corporation, person or other entity became an Interested Shareholder shall have been approved by a majority of the Disinterested Directors.
     E. Amendments to Article Fourteenth
     The affirmative vote of a majority of the Disinterested Directors and the affirmative vote of the holders of outstanding voting securities of the Corporation entitled to exercise two-thirds of the voting power of the Corporation and the affirmative vote of two-thirds of the voting securities beneficially owned by Disinterested Shareholders shall be required to amend any provision of this Article TWELFTH.
     FIFTEENTH. To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this Company shall not be liable to this Company or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeals of this Article Fifteenth shall not adversely affect any right or protection of a Director of this Company for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

THESE RESTATED ARTICLES WERE ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS.
     Signed in Cincinnati, Ohio this 1st of March, 1989.

/s/ Robert J. Kohlhepp
Robert J. Kohlhepp
President

ARTICLES OF AMENDMENT
OF
CINTAS CORPORATION
     Pursuant to the provisions of RWC 23B.10 of the Washington Business Corporation Act, the following Articles of Amendment to the Restated Articles of Incorporation are herewith submitted for filing:
ARTICLE 1: The name of record of the corporation is Cintas Corporation.
ARTICLE 2: The amendment to the Restated Articles of Incorporation as adopted is as follows:
     (1) Article Fifth, paragraph one, is changed to read as follows:
FIFTH: The maximum number of shares which the Corporation is authorized to have outstanding is:
A. 90,000,000 shares of Common Stock, without par value and
B. 100,000 shares of Preferred Stock, without par value.
ARTICLE 3: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.
ARTICLE 4: The date of the adoption of the amendment was October 24, 1991.
ARTICLE 5: The amendment was adopted by the Shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.
ARTICLE 6: The number of shares of each class entitled to vote as a class that voted for and against amendment to Article Fifth was:

	Number of Shares
Amendment	of Common Stock
Article Fifth	For:	17,309,793
	Against:	1,657,763
	Abstain:	2,781,506
     I certify that I am an officer of Cintas Corporation and am authorized to execute these Articles on behalf of the Corporation.

Dated: October 31, 1991	/s/ Robert J. Kohlhepp
	Name:	Robert J. Kohlhepp
	Title:	President

ARTICLES OF AMENDMENT
OF
CINTAS CORPORATION
     Pursuant to the provisions of RWC 23B.10 of the Washington Business Corporation Act, the following Articles of Amendment to the Restated Articles of Incorporation are herewith submitted for filing:
     ARTICLE 1: The name of record of the corporation is Cintas Corporation.
     ARTICLE 2: The amendment to the Restated Articles of Incorporation as adopted is as follows:
     (1) Article Fifth, paragraph one, is changed to read as follows:
FIFTH: The maximum number of shares which the Corporation is authorized to have outstanding is:
A. 120,000,000 shares of Common Stock, without par value and
B. 100,000 shares of Preferred Stock, without par value.
     ARTICLE 3: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.
     ARTICLE 4: The date of the adoption of the amendment was October 27, 1992.
     ARTICLE 5: The amendment was adopted by the Shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.
     ARTICLE 6: The number of shares of each class entitled to vote as a class that voted for and against amendment to Article Fifth was:

	Number of Shares
Amendment	of Common Stock
Article Fifth	For:	38,683,425
	Against:	1,250,328
	Abstain:	27,064
     I certify that I am an officer of Cintas Corporation and am authorized to execute these Articles on behalf of the Corporation.

Dated: November 4, 1992	/s/Robert J. Kohlhepp
	Name:	Robert J. Kohlhepp
	Title:	President

ARTICLES OF AMENDMENT
OF
CINTAS CORPORATION
     The following Articles of Amendment are executed by the undersigned, a Washington corporation:
     1. The name of the corporation is Cintas Corporation.
     2. Effective upon filing of these Articles of Amendment with the Secretary of State of Washington, Articles “EIGHTH” and “TWELFTH” of the Articles of Incorporation of the corporation are amended to read as follows:
EIGHTH. This Corporation elects to be covered by the provisions of Section 23B.17.020 of the Washington Business Corporation Act concerning transactions with interested shareholders.
TWELFTH. The number of Directors of this Corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased in the manner provided therein. The Directors of this Corporation may be removed only for cause; such removal shall be by the holders of not less than two-thirds of the shares entitled to elect the Director or Director whose removal is sought in the manner provided by the Bylaws.
     3. The date of adoption of the amendments by the shareholders of the corporation is October 13, 1994.
     4. The amendments were duly approved by the shareholders in accordance with provisions of RCW 23B.10.030 and RCW 23B.10.040.
     These Articles of Amendment are executed by said corporation by its duly authorized officer.
Dated: October 13, 1994

CINTAS CORPORATION
By:	/s/Robert J. Kohlhepp
Robert J. Kohlhepp
President

ARTICLES OF AMENDMENT
OF
CINTAS CORPORATION
     Pursuant to the provisions of RWC 23B.10 of the Washington Business Corporation Act, the following Articles of Amendment to the Restated Articles of Incorporation are herewith submitted for filing:
     ARTICLE 1: The name of record of the corporation is Cintas Corporation.
     ARTICLE 2: The amendment to the Restated Articles of Incorporation as adopted is as follows:
     (1) Article Fifth, paragraph one, is changed to read as follows:
FIFTH: The maximum number of shares which the Corporation is authorized to have outstanding is:
A. 300,000,000 shares of Common Stock, without par value and
B. 100,000 shares of Preferred Stock, without par value.
     ARTICLE 3: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.
     ARTICLE 4: The date of the adoption of the amendment was October 21, 1998.
     ARTICLE 5: The amendment was adopted by the Shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.
     ARTICLE 6: The number of shares of each class entitled to vote as a class that voted for and against amendment to Article Fifth was:

	Number of Shares
Amendment	of Common Stock
Article Fifth	For:	84,071,496
	Against:	11,113,728
	Abstain:	226,132
     I certify that I am an officer of Cintas Corporation and am authorized to execute these Articles on behalf of the corporation.

Dated: October 21, 1998	/s/Robert J. Kohlhepp
	Name:	Robert J. Kohlhepp
	Title:	Chief Financial Officer

ARTICLES OF AMENDMENT
OF
CINTAS CORPORATION
     Pursuant to the provisions of RWC 23B.10 of the Washington Business Corporation Act, the following Articles of Amendment to the Restated Articles of Incorporation are herewith submitted for filing:
     ARTICLE 1: The name of record of the corporation is cintas corporation.
     ARTICLE 2: The amendment to the Restated Articles of incorporation as adopted is as follows:
     (1) Article Fifth, paragraph one, is changed to read as follows:
FIFTH: The maximum number of shares which the Corporation is authorized to have outstanding is:
A. 425,000,000 shares of Common Stock, without par value and
B. 100,000 shares of Preferred Stock, without par value.
     ARTICLE 3: The amendment does not provide for an exchange, reclassification or cancellation of ISSUED SHARES.
     ARTICLE 4: The date of the adoption of the amendment was October 25, 2000.
     ARTICLE 5: The amendment was adopted by the shareholders of the corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.
     Article 6: The number of shares of each class entitled to vote as a class that voted for and against amendment to Article Fifth was:

	Number of Shares
Amendment	of Common Stock
Article Fifth	For:	153,920,786
	Against:	1,226,506
	Abstain:	195,487
     I certify that I am an officer of Cintas Corporation and am authorized to execute these Articles on behalf of the corporation.
Dated: October 25, 2000

/s/Scott Farmer
Name:	Scott Farmer
Title:	President